EXHIBIT 10.121

Agreement

Between

Mechanical Technology Incorporated

and

Fletcher International, Ltd.

Dated as of January 26, 2004

Index of Defined Terms

Page

TABLE OF CONTENTS

1.	Purchase and Sale .................................................................................	1
2.	Closing ..............................................................................................	2
3.	Representations and Warranties of the Company .............................................	3
4.	Registration Provisions ...........................................................................	10
5.	Exercise of Additional Investment Rights ......................................................	19
6.	Representations and Warranties of Fletcher ....................................................	21
7.	Future Equity Issuances ...........................................................................	23
8.	Covenants of the Company .......................................................................	27
9.	Change in Control .................................................................................	31
10.	[Intentionally Omitted] ...........................................................................	35
11.	Covenants of Fletcher .............................................................................	35
12.	Legend ..............................................................................................	36
13.	Conditions Precedent to Fletchers' Obligations ................................................	37
14.	Conditions Precedent to the Company's Obligations .........................................	38
15.	Fees and Expenses .................................................................................	39
16.	Non-Performance ..................................................................................	39
17.	Indemnification ....................................................................................	40
18.	Survival of the Representations, Warranties, etc. .............................................	42
19.	Notices ..............................................................................................	42
20.	Miscellaneous .......................................................................................	44

ANNEX A	FORM OF CERTIFICATE OF ADDITIONAL INVESTMENT RIGHTS
ANNEX B	FORM OF DELIVERY NOTICE
ANNEX C	OPINION OF OUTSIDE COUNSEL
ANNEX D	FORM OF ESCROW AGREEMENT

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AGREEMENT

This Agreement (this "Agreement") dated as of January 26, 2004 is entered into by and between Mechanical Technology Incorporated, a corporation organized under the laws of New York (together with its permitted successors, the "Company"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its permitted successors, "Fletcher").

The parties hereto agree as follows:

  Purchase and Sale

  . In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

    Fletcher agrees to purchase from the Company, and the Company agrees to sell to Fletcher on the Closing Date (as defined below), in accordance with Section 2 below, a number of shares (the "Initial Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), equal to (i) ten million dollars ($10,000,000) (the "Initial Investment") divided by (ii) the Agreement Date Price. The "Agreement Date Price" means $7.048, subject to adjustment as set forth herein and in the Certificate (as defined below).
    In addition, the Company shall issue to Fletcher on the Closing Date a certificate in the form attached hereto as Annex A (the "Certificate") evidencing rights (the "Additional Investment Rights") to purchase from the Company (i) additional shares of Common Stock (the "First Additional Shares") at the price specified in the Certificate, at an aggregate purchase price of eight million dollars ($8,000,000) (the "First Additional Investment Amount"); (ii) from time to time, additional shares of Common Stock (the "Second Additional Shares," and, together with the First Additional Shares, the "Additional Shares") at the price specified in the Certificate, up to an aggregate purchase price of eighteen million dollars ($18,000,000) (the "Second Additional Investment Amount," and, together with the First Additional Investment Amount, the "Additional Investment Amount") and (iii) up to three million (3,000,000) shares of common stock, par value $0.01 per share (the "Plug Power Stock"), of Plug Power, Inc., a Delaware corporation ("Plug Power"), owned by the Company and held in escrow pursuant to the terms of the Escrow Agreement (as defined in Section 13(a)(iii)) at a price specified in the Certificate, all subject to the terms and conditions of the Certificate. Fletcher shall have the right to exercise the Additional Investment Rights in the manner, and subject to the terms, specified in this Agreement and in the Certificate.

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    The closing (the "Closing") of the transactions contemplated hereby shall occur on January 29, 2004 or such other date and time as Fletcher and the Company shall mutually agree (such date, the "Closing Date").
    As used herein, the term "Common Shares" means all shares of Common Stock issued and/or issuable under any provision of this Agreement or any provision of the Certificate; the term "Investment Securities" means the Additional Investment Rights and all Common Shares; the term "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; the term "Business Day" means any day on which the Common Stock may be traded on the Nasdaq, or, if not admitted for trading on the Nasdaq, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed; and the term "Nasdaq" means the Nasdaq National Market, provided, however, that if the Nasdaq National Market is not then the principal U.S. trading market for the Common Stock, then "Nasdaq" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq SmallCap Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.
  Closing

  . The Closing shall take place initially via facsimile on the Closing Date in the manner set forth below; provided that original certificates representing the Investment Securities sold and purchased on the Closing Date shall be delivered on the Closing Date by hand to Fletcher's representatives or counsel at the offices of Wilmer, Cutler & Pickering at 399 Park Avenue, New York, New York 10022.

  At the Closing, the following deliveries shall be made:

    Common Stock and Certificate of Additional Investment Rights. The Company shall issue and deliver to Fletcher (i) fourteen (14) stock certificates, each representing one hundred thousand (100,000) shares of Common Stock, and one (1) stock certificate representing eighteen thousand, eight hundred and forty-two (18,842) shares of Common Stock, and (ii) one (1) Certificate, each duly executed by the Company in definitive form and duly registered on the books of the Company in the name of Fletcher International, Ltd., unless otherwise instructed by Fletcher in writing at least one (1) Business Day prior to the Closing Date.
    Purchase Price. Fletcher shall cause to be wire transferred to the Company, in accordance with the instructions set forth in Section 19, the aggregate purchase

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    price for the Initial Shares and the Additional Investment Rights of ten million dollars ($10,000,000) in immediately available United States funds.

    Escrow of Shares of Plug Power. The Company shall deposit three million (3,000,000) shares of Plug Power Stock in escrow pursuant to the terms of the Escrow Agreement.
    Closing Documents. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and the Company, respectively.
    Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex B shall be delivered by the Company to Fletcher.

  The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction and no delivery shall be deemed to have been made until all such deliveries have been made.

  Representations and Warranties of the Company

  . The Company hereby represents and warrants to Fletcher as of the date hereof:

    Organization. Each of the Company and its subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as applicable, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification required, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (A) the business affairs, financial condition, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (B) the transactions contemplated by, or the Company's ability to perform under, this Agreement, the Certificate or the Escrow Agreement (a "Material Adverse Effect").
    Subsidiaries. The Company has no subsidiaries other than Turbonetics Energy, Inc., a New York corporation, MTI Instruments, Inc., a New York corporation, Embedded Power LLC, a Delaware limited liability company, and MTI MicroFuel Cells Inc., a Delaware corporation.

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    Plug Power Shares Freely Tradable. Neither the Company nor any of its subsidiaries is, or at any time in the three months preceding the date of this Agreement has been, an "affiliate," as that term is defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), of Plug Power. The Company has held all of the Plug Power Stock to be deposited into escrow pursuant to the Escrow Agreement for at least two years, calculated as set forth in subsection (d) of Rule 144.
    Corporate Power and Authority. The Company has full corporate power and authority necessary to (i) execute and deliver this Agreement, the Certificate and the Escrow Agreement, (ii) perform its obligations hereunder and under the Certificate (including, but not limited to, the issuance of the Investment Securities and sale of the Plug Power Stock) and the Escrow Agreement, (iii) own and operate its properties and assets and (iv) carry on its business as presently conducted and as proposed to be conducted.
    Authorization. The execution, delivery and performance of this Agreement, the Certificate and the Escrow Agreement by the Company (including the sale, issuance and delivery of the Investment Securities and the sale of the Plug Power Stock) have been duly authorized by all requisite corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, other than the stockholder approval required under Section 5(b).
    Execution; Binding Agreement. This Agreement has been duly executed and delivered by the Company and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.
    Non-contravention. Neither the execution and delivery by the Company of this Agreement, the Certificate and the Escrow Agreement nor the performance by the Company of any of its obligations hereunder and under the Certificate and the Escrow Agreement, nor compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated herein and therein (including, without limitation, obtaining the Stockholder Consent as contemplated by Section 5(b) hereof):
      violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect

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      of any Person under (A) the certificates of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any of its subsidiaries is a party or (E) any rule or regulation of the NASD or the Nasdaq or any rule or regulation of the markets where the Company's securities are publicly traded or quoted applicable to the Company or the transactions contemplated hereby;

      other than as expressly contemplated by this Agreement, the Certificate or the Escrow Agreement, results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities, the Plug Power Stock or any of the properties or assets of the Company or any of its subsidiaries; or
      will be subject to any preemptive right, rights of first refusal or similar rights that have not been properly waived or complied with.
    Required Consents; Permits. No consent, approval, license, authorization, validation or order of, or filing, recording or registration with, or exemption by, any court, governmental agency or other body or authority, or any subdivision thereof, is required to authorize or as a condition to (i) execution and delivery by the Company of this Agreement, the Certificate or the Escrow Agreement or the performance by the Company of any of its obligations hereunder and thereunder or (ii) the legality, validity, binding effect or enforceability of this Agreement, the Certificate or the Escrow Agreement, in each case, other than (A) such as may already have been received, (B) the United States Securities and Exchange Commission (the "SEC") declaring effective the Registration Statements (as defined herein) to be filed pursuant to the terms hereof and (C) approvals required by the Nasdaq. The Company and each of its subsidiaries have all necessary franchises, licenses, certificates, permits, and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and each of its subsidiaries as presently conducted, except where the

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    failure to possess such franchises, licenses, certificates, permits and other authorizations could not reasonably be expected to have a Material Adverse Effect.

    Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consisted of 75,000,000 shares of Common Stock and no shares of preferred stock or other capital stock. As of January 22, 2004, (A) 27,768,036 shares of Common Stock were issued and outstanding, (B) 3,068,027 shares of Common Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (C) 8,035,974 shares of Common Stock are held in the treasury of the Company and (D) up to 3,703,582 additional shares of Common Stock may be issued under the Company's 1996 Stock Incentive Plan and 1999 Employee Stock Incentive Plan (the "Benefit Plans"). All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof that have not been waived or complied with and issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, except as set forth above or on Schedule 3(i) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of the Company were outstanding, no equity equivalents, interests in the ownership or earnings of the Company or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Attached hereto as Schedule 3(i) is a complete and correct list as of the date of this Agreement of all outstanding options, warrants, calls, subscriptions and other rights or agreements or commitments relating to the issuance of additional shares of capital stock of the Company and with respect to each a description of the number and class of securities and the exercise price thereof; provided that with respect to options or shares issued or issuable under the Benefit Plans, such schedule shall summarize the total number of shares subject to, the range of exercise prices under and the average exercise prices of such options, warrants, calls, or other rights issued under the Benefit Plans.

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    Shares Reserved; Issuance of Investment Securities. As of the date hereof, the Company has validly reserved 1,418,842 shares of Common Stock for issuance to Fletcher as the Initial Shares and 4,131,988 shares of Common Stock for issuance under this Agreement and upon exercise of the MTI Investment Rights (as defined in the Certificate). The Company shall at all times have reserved for issuance such number of shares of Common Stock as shall from time to time be sufficient to satisfy its delivery obligations under this Agreement and the Certificate, including, without limitation, upon exercise of the MTI Investment Rights. The Plug Power Stock is owned by the Company free and clear of all options, pledges, security interests, voting trust or similar arrangements, liens, claims, charges or other encumbrances or restrictions on voting or transfer. When issued to Fletcher against payment therefor, as provided in the Agreement or the Certificate, each Common Share:
      will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;
      will be free and clear of any options, pledges, security interests, voting trust or similar arrangements, liens, claims, charges or other encumbrances or restrictions on voting or transfer; and
      will not have been issued or sold (A) in violation of, or be subject to, any preemptive or other similar rights of any Person existing as of the date of this Agreement or (B) in violation of any such rights existing after the date of this Agreement.

    When issued to Fletcher against payment therefor, as provided in this Agreement or the Certificate, each share of Plug Power Stock (A) will be free and clear of any options, pledges, security interests, voting trust or similar arrangements, liens, claims, charges or other encumbrances or restrictions on voting or transfer, (B) to the Company's knowledge, will be fully paid and non-assessable and (C) will not have been sold to Fletcher in violation of, or be subject to, any right of first offer or refusal or other similar right of any Person with respect to the Company or its affiliates.

    Registration and Listing of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company satisfies all listing and maintenance criteria of the Nasdaq. The Company has taken no action that would be likely to, and is aware of no present set of facts or circumstances as of the date hereof that would (with the passage of time or the giving of notice or both or neither), cause (i) the termination of the registration of the Common Stock under the Exchange Act or (ii) the delisting of the Common Stock from the Nasdaq. To the knowledge of the Company, nothing will prevent the Common

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    Shares, when issued, from being duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the Nasdaq.

    SEC Filings. The Company has filed in a timely manner all forms, reports or other documents that the Company was required to file under the Securities Act, or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") during the 12 months preceding the date hereof. Since September 30, 2000, each of the Company's SEC Filings, including the financial statements and schedules of the Company and results of the Company's operations and cash flow contained therein, complied in all material respects with the SEC's requirements as of their respective filing dates and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the disclosures therein, in the light of the circumstances under which they were made, not misleading. The Company's SEC Filings made before and excluding the date hereof fully disclose all material negative information concerning the Company and its subsidiaries. Notwithstanding the preceding sentence, the Company's SEC Filings made before and excluding the date hereof do not disclose the existence and terms of this Agreement or any fourth fiscal quarter or year-end financial information that would be contained in the financial statements for the period ended December 31, 2003.
    Legal Proceedings. There is no pending, or to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of its affiliates that could reasonably be expected to cause a Material Adverse Effect, except as disclosed in the Company's SEC Filings at least three (3) Business Days before the date immediately prior to and excluding the date hereof.
    Material Adverse Effect. Since September 30, 2003, and except as disclosed in any SEC Filing at least one (1) Business Day before the date immediately prior to and excluding the date hereof, there has not been, and the Company is not aware of, (i) any development or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect, (ii) any obligation, direct or contingent, that is material to the Company or its subsidiaries on a consolidated basis, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

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    Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes contained in the Company's SEC Filings have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"), applied on a consistent basis throughout the periods therein specified (except as stated therein), and fairly present the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified.
    Solvency. The sum of the assets of the Company, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities, and the Company has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted for the next twelve (12) months. The Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time and known to the Company, represents the amount which can reasonably be expected to become an actual or matured liability.
    Exemption from Registration. The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to the accuracy of Fletcher's representations and warranties contained in Section 6 hereof and Fletcher's compliance with the applicable covenants and agreements contained in Section 11 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. The offer and sale of the Plug Power Stock will be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities, the Plug Power Stock or any other securities to any Person or Persons so as to bring the sale of Investment Securities or the Plug Power Stock by the Company to Fletcher within the registration provisions of the Securities Act.
    Non-Public Information; General Solicitation. The Company has not furnished to Fletcher any material non-public information concerning the Company, Plug

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    Power or their respective subsidiaries. The Investment Securities and the Plug Power Stock were not offered or sold to Fletcher by any form of general solicitation or general advertising.

    Manipulation of Stock Price. Neither the Company nor any of its subsidiaries has taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock or the Plug Power Stock.
    Brokers. Except for fees payable to the Persons listed on Schedule 3(t) attached hereto, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or compensation to be paid by or on behalf of the Company as a result of the transactions contemplated by this Agreement or the Certificate. The Company shall be solely responsible for any fees or other compensation payable to any Person listed on Schedule 3(t).
    Tax Returns and Payments. The Company and each of its subsidiaries has each filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by U.S. GAAP.
    Title to Properties. The Company and each of its subsidiaries has good and marketable title, in the case of real property, and good title (or valid leaseholds, in the case of any leased property), in the case of all other property, to all of the properties and assets that are material to their business, taken as a whole.
    Lawful Operations. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries is in compliance with all requirements imposed by law which are applicable to them, their operations or their properties, whether foreign, federal or state or local.
  Registration Provisions.
    The Company shall, as soon as practicable and at its own expense, but in no event later than February 25, 2004, file a registration statement under the Securities Act covering the resale of all of the Common Shares (such registration statement, together with all amendments and supplements thereto and any replacement registration statement with respect thereto or with respect to the Common Shares

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    covered thereby, the "Initial Registration Statement"). Pursuant to the preceding sentence, the Company shall register pursuant to the Initial Registration Statement a number of shares of Common Stock at least equal to the quotient of (i) the sum of the Initial Investment plus the Additional Investment Amount divided by (ii) the product of (A) the Agreement Date Price (measured as of the filing date of the Initial Registration Statement) multiplied by (B) eight-tenths (0.80); provided, however, that if the Stockholder Consent has not been obtained prior to the effectiveness of the Initial Registration Statement, the Company shall register pursuant to such Initial Registration Statement not less than 5,550,830 shares of Common Stock, representing nineteen and ninety-nine one hundredths percent (19.99%) of the shares of Common Stock outstanding as of the date of this Agreement (the "Original Number"). The Company shall use its best efforts to cause such Initial Registration Statement to be declared effective as soon as practicable, but not later than April 25, 2004 (or, in the event that the SEC elects to review such Initial Registration Statement, May 25, 2004). The Company shall provide prompt written notice to Fletcher if the SEC elects to review such Initial Registration Statement.

    If the Stockholder Consent is obtained after the effective date of the Initial Registration Statement, then the Company shall, at its own expense and no later than ten (10) days after and excluding the date on which the Stockholder Consent is obtained, file a registration statement under the Securities Act covering the resale of all of the Common Shares not previously registered pursuant to the Initial Registration Statement (such registration statement, together with all amendments and supplements thereto and any replacement registration statement with respect thereto or with respect to the Common Shares covered thereby, the "Consent Registration Statement"). Pursuant to the preceding sentence, the Company shall register pursuant to the Consent Registration Statement a number of shares of Common Stock at least equal to the difference between (i) the quotient of (A) thirty-six million dollars ($36,000,000) divided by (B) the product of (x) the lesser of (A) the Agreement Date Price and (B) the Prevailing Price of the Common Stock (measured as of the filing date of the Consent Registration Statement) multiplied by (y) eight-tenths (0.80) and (ii) the number of shares registered pursuant to the Initial Registration Statement; provided, however, that in no event shall the Company be required to register pursuant to the Registration Statements (as defined in Section 4(d)) in the aggregate more than 11,107,214 Common Shares, representing forty percent (40%) of the Original Number. The Company shall use its best efforts to cause the Consent Registration Statement to be declared effective as soon as practicable, but not later than seventy (70) days after and excluding the date on which the Stockholder Consent is obtained (or, in the event that the SEC elects to review such Initial Registration Statement, one hundred (100) days after and excluding the date on which the Stockholder

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    Consent is obtained). The Company shall provide prompt written notice to Fletcher if the SEC elects to review such Consent Registration Statement.

    At any time after the effectiveness of the Initial Registration Statement and the Consent Registration Statement, the Company shall file a new registration statement (each new registration statement, an "Additional Registration Statement") as promptly as practicable after (and in no event later than ten (10) days after and excluding) the date (a "Shortfall Date") on which the number of Common Shares issued or issuable under this Agreement and the Certificate exceeds eighty percent (80%) of the number of shares of Common Stock then registered, so that one hundred twenty-five percent (125%) of Common Shares so issued or issuable (as determined on such date) shall be registered pursuant to such registration statement; provided, however, that in no event shall the Company be required to register pursuant to the Registration Statements in the aggregate more than 11,107,214 Common Shares, representing forty percent (40%) of the Original Number; and provided, further, that, for the avoidance of doubt, the Company shall be obligated to use the Prevailing Price of the Common Stock (if lower than the Agreement Date Price as of such date) in determining the number of Common Shares issuable under this Agreement or the Certificate, on (x) September 30, 2005 and (y) on and after January 1, 2006 until the end of the Additional Investment Term. The Company shall use its best efforts to cause each Additional Registration Statement to be declared effective as soon as practicable, but not later than seventy (70) days after and excluding the relevant Shortfall Date (or, in the event that the SEC elects to review such Additional Registration Statement, one hundred (100) days after and excluding the relevant Shortfall Date). The Company shall provide prompt written notice to Fletcher if the SEC elects to review any Additional Registration Statement. The obligations in this Section 4(c) to promptly file an Additional Registration Statement and to have such Additional Registration Statement declared effective are referred to herein as the "Amendment Requirement."
    The Initial Registration Statement, Consent Registration Statement and each Additional Registration Statement are referred to herein, collectively, as the "Registration Statements." The obligations to timely file the Registration Statements and to have the Registration Statements declared effective and to maintain such effectiveness as provided in this Section 4 (subject to any Blackout Period that does not constitute a Blackout Violation, in each case, as defined below) are referred to herein as the "Registration Requirement."
    Each Common Share is a "Covered Security." The Company shall provide prompt written notice to Fletcher when each of the Registration Statements has been declared effective by the SEC.

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    The Company will use its best efforts to: (i) keep each Registration Statement effective until the earlier of (A) the later of (1) the second anniversary of the issuance of the last Covered Security that may be issued and to which such Registration Statement relates, or (2) such time as all of the Covered Securities issued or issuable to Fletcher and to which such Registration Statement relates can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or (B) the date all of the Covered Securities covered by such Registration Statement shall have been sold by Fletcher and its affiliates (such later period, the "Registration Period"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectuses used in connection with the Registration Statements (as such prospectuses are so amended and supplemented from time to time, the "Prospectuses") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectuses, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise comply with all applicable rules and regulations of the SEC, the Nasdaq and any other exchange or quotation service on which the Covered Securities are obligated to be listed or quoted under this Agreement; and (vii) file the documents required of the Company and otherwise obtain and maintain requisite blue sky clearance in (x) New York and all other jurisdictions in which any of the Covered Securities were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that, as to this clause (y), the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall (i) provide such information as reasonably requested by the Company in connection with the preparation of the Registration Statements and (ii) have the right to approve the description of the selling stockholder, plan of distribution and all other references to Fletcher and its affiliates contained in any Registration Statement and any Prospectus; provided, however, that, in the event of Fletcher's failure to comply with its obligations set forth in clause (i) of this sentence, the Company's obligation to file a Registration Statement will be suspended until such time as Fletcher complies therewith and, provided, further, that, with respect to clause (ii) of this sentence, Fletcher shall approve or reject such descriptions or references within two (2) full Business Days after and excluding the date on which the Company provides the final forms of such descriptions and references, and, in the event that Fletcher has not approved or rejected such descriptions within five (5) full Business Days after and excluding

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    the date on which the Company provides the final forms of such descriptions and references, the Company's obligation to file a Registration Statement will be suspended until such time as Fletcher complies therewith.

    The Company shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statements.
    With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, the Company covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning the Company during the Registration Period; and (ii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act and, (B) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.
    Notwithstanding anything else in this Section 4, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, the Company determines in good faith and upon advice of counsel that a development has occurred or a condition exists as a result of which the Registration Statements or the Prospectuses contain a material misstatement or omission, the Company will promptly notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to the Registration Statements, and, if so directed by the Company, Fletcher will deliver to the Company, at the Company's expense, all copies of the Prospectuses printed in bulk in connection with a pending underwritten offering, in its possession, if any, relating to the Covered Securities. In such event, the Company will amend or supplement the Registration Statements and the Prospectuses or make such filings or public disclosures as promptly as practicable and will use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. The Company will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statements and the Prospectuses (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (f) and (g) of this Section 4.

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    Notwithstanding anything else in this Agreement, but subject to the last sentence of this Section 4(j), if a material transaction in which the Company is engaged or proposes to engage would require an immediate amendment to the Registration Statements, a supplement to the Prospectuses or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction (each, a "Blackout Event"), the Company may give notice (a "Blackout Notice") to Fletcher by telephone and in writing to suspend sales of Covered Securities. Fletcher agrees that, after the receipt of a Blackout Notice, it will not effect any sales of Covered Securities pursuant to the Registration Statements until the Company notifies Fletcher that such sales are permissible and, if so directed by the Company, Fletcher will deliver to the Company all copies of the Prospectus prepared in bulk in connection with an underwritten offering in its possession, if any, relating to the Covered Securities. At the end of any Blackout Event, the Company will (i) amend or supplement the Registration Statements and the Prospectuses or make such filings or public disclosures as promptly as practicable, (ii) use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws, (iii) promptly notify Fletcher after it has determined in good faith that such sales are permissible and (iv) promptly deliver copies of the Registration Statements and the Prospectuses (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (f) and (g) of this Section 4. Notwithstanding the foregoing, (x) under no circumstances shall the Company be entitled to exercise its right under this Section 4(j) to suspend sales of any Covered Securities pursuant to the Registration Statements if (A) it has exercised its right to suspend sales under this Section 4(j) on more than one (1) other occasion in the preceding twelve (12)-month period, (B) it has exercised its right to suspend sales under this Section 4(j) on one (1) occasion, and has suspended sales pursuant to Section 4(i) for an aggregate of thirty (30) days or more, in the preceding twelve (12)-month period, or (C) it has suspended sales pursuant to Section 4(i) for an aggregate of sixty (60) days or more in the preceding twelve (12)-month period, (y) any suspension under this Section 4(j) shall not exceed thirty (30) days and (z) no suspension under this Section 4(j) may commence less than thirty (30) days after the end of the preceding suspension under Section 4(i) or this Section 4(j).
    Promptly after the commencement of any suspension of sales of the Covered Security pursuant to this Section 4 (each period during which such sales are suspended being referred to herein as a "Blackout Period"), Fletcher will notify the Company of any contract to sell, assign, deliver or otherwise transfer any Covered Security that requires delivery of such Covered Security no later than three (3) Business Days after execution (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout

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    Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and quantity of Covered Securities pursuant to such Sales Contract. Within two (2) Business Days of receipt of such notice, the Company will notify Fletcher of its election either to (i) terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statements or the Prospectuses in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (f) and (g) of this Section 4, or (ii) continue the Blackout Period in accordance with this paragraph. If the Company elects to continue the Blackout Period (or the Company elects to terminate the Blackout Period, but the Blackout Period is not terminated before the latest date that Fletcher may consummate the transaction contemplated by the Sales Contract), and if Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being the "Unsold Securities"), the Company will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 17(a) below) against any Proceeding (as such term is defined in Section 17(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and the Company shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding. The purpose of the indemnities set forth in this Section 4(k) shall be to make the Fletcher Indemnified Parties whole for all losses, costs and expenses related to such Blackout Period, and the calculation of any indemnification payment under this Section 4(k) shall take into account all relevant factors, including (i) any cash payment made to any Person to terminate or modify such Sales Contract, (ii) the cost of covering by purchasing or borrowing Common Stock or other securities to deliver pursuant to such Sales Contract, (iii) the expected net benefit to Fletcher of delivering the Unsold Securities pursuant to the Sales Contract and (iv) Fletcher's mitigation of losses resulting from sales of the Unsold Securities after the Blackout Period; provided, however, that nothing in this Section 4(k)(iv) shall require Fletcher to take any actions that would have or could reasonably be expected to have an adverse economic effect on Fletcher or its affiliates. Upon receipt of Fletcher's notice of existing Sales Contracts required by this Section 4(k), the Company and Fletcher shall discuss in good faith any steps that could reasonably be taken to mitigate any losses relating to any Unsold Securities. In the event of a Blackout Period, Fletcher shall take reasonable actions to mitigate losses relating to Unsold Securities and resulting from the Blackout Period; provided, however, that Fletcher shall not be required to take any actions that would have or could reasonably be expected to have an adverse economic effect (after taking into account any specifically-stated, written commitment by the Company to provide

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    indemnification under this Section 4(k) with respect to such action) on Fletcher or its affiliates. The amounts owed to Fletcher by the Company hereunder shall be reduced by losses resulting from Fletcher's failure to comply with its obligation set forth in the preceding sentence. If the Company elects to terminate the Blackout Period, Fletcher shall use reasonable efforts to extend the consummation date of such Sales Contract until after such Blackout Period ends; provided, however, that Fletcher shall not be required to take any action with respect to such Sales Contract that would have an adverse economic effect on Fletcher.

    If (i) the Registration Requirement or Amendment Requirement is not satisfied at any time, (ii) the Company suspends sales under Section 4(j) on more than one (1) other occasion in the preceding twelve (12)-month period, (iii) the Company suspends sales under Section 4(j) on one (1) occasion, and has suspended sales pursuant to Section 4(i) for an aggregate of thirty (30) days or more, in the preceding twelve (12)-month period, (iv) the Company suspends sales pursuant to Section 4(i) for an aggregate of sixty (60) days or more in the preceding twelve (12)-month period, or (v) any suspension under Section 4(j) shall exceed thirty (30) days or shall occur within thirty (30) days of any suspension under Section 4(i) or Section 4(j) (each of (ii), (iii), (iv) and (v), a "Blackout Violation"), then for each month or portion thereof in which the Registration Requirement or Amendment Requirement is not satisfied or a Blackout Violation occurs or continues, the Agreement Date Price shall be reduced by $0.3524, and for each month or portion thereof in which the Registration Requirement or Amendment Requirement is not satisfied or a Blackout Violation occurs or continues on and after January 1, 2006, the Prevailing Price (as defined in the Certificate) of Common Stock as of any determination date shall also be reduced by an amount equal to five percent (5%) multiplied by the Prevailing Price that otherwise would be in effect on such date, including through the issuance of additional shares of Common Stock as if such adjusted Agreement Date Price or Prevailing Price, as the case may be, had been in effect as of the date hereof and as of each of the dates on which an Additional Investment Notice was delivered to the Company, as applicable, provided, however, that no reduction of the Agreement Date Price or Prevailing Price (and issuance of additional shares of Common Stock) shall be made with respect to any Common Shares that (x) are not owned by Fletcher or its affiliates on the date of the event giving rise to such reduction or (y) may be sold pursuant to an effective Registration Statement and are not affected by the Company's failure to satisfy the Registration Requirement or the Amendment Requirement, as the case may be. If the Registration Requirement is not satisfied at any point in time during the Registration Period, if the Amendment Requirement is not satisfied, or if a Blackout Violation occurs, then the end of the Additional Investment Term (as defined in the Certificate) relating to the Second MTI Right shall be extended by one day for each day (or portion thereof) that the Registration Requirement or Amendment Requirement shall not have been

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    satisfied or the Blackout Violation shall exist, as the case may be; provided, however, that in no event shall such Additional Investment Term be extended beyond December 31, 2006, except, that, if the Registration Requirement or the Amendment Requirement is not satisfied, or if a Blackout Period or a Blackout Violation exists, at any time during the sixty (60)-Business Day period ending on and including December 31, 2006, Fletcher shall have no less than sixty (60) Business Days on which the Registration Requirement and Amendment Requirement are satisfied and no Blackout Period or Blackout Violation exists after and excluding the last date on which the Registration Requirement or the Amendment Requirement was not satisfied, or a Blackout Period or Blackout Violation existed, to exercise the MTI Investment Rights.

    "Market Stand-off" Agreement. If requested by the Company and an underwriter in a bona fide underwritten public offering of Common Stock with net proceeds of at least twenty-five million dollars ($25,000,000) to the Company, after underwriter's discounts or commissions and other fees or expenses, Fletcher shall not sell any Common Stock on Nasdaq during the ninety (90) day period (or such shorter period, if (A) so notified by the Company in writing or (B) the Company withdraws the registration statement with respect to, or otherwise abandons, such underwritten public offering) (in each case, a "Stand-off Period") following the effective date of a registration statement of the Company filed under the Securities Act, provided that:
      such Stand-off Period shall not occur before the first anniversary of the termination of the most recent Stand-off Period;
      all officers and directors of the Company and all stockholders of the Company beneficially owning more than ten percent (10%) of the shares of Common Stock on the effective date of such registration statement shall have entered into agreements no less favorable to the Company and the underwriters;
      Fletcher shall beneficially own more than ten percent (10%) of the shares of Common Stock outstanding on the effective date of such registration statement;
      the MTI Investment Rights, in whole or in part, are outstanding, are unexercised and have not expired; and
      the end of the Additional Investment Term relating to the Second MTI Right shall be extended by one day for each day (or portion thereof) of the Stand-off Period, provided, however, that in no event shall such Additional Investment Term be extended beyond December 31, 2006, except, that, if a Stand-off Period exists at any time during the sixty (60)-

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  Business Day period ending on and including December 31, 2006, the Holder (as defined in the Certificate) shall have no less than sixty (60) Business Days (on which no Stand-off Period exists) after the end of such Stand-off Period in which to exercise the MTI Investment Rights.

  Exercise of Additional Investment Rights.
    The Additional Investment Rights are exercisable into Common Stock and Plug Power Stock in accordance with the terms and conditions set forth in the Certificate. The form of the "Additional Investment Notice" to be executed and delivered by Fletcher to the Company as specified therein is attached as Exhibit 1 to the Certificate and the form of the "Additional Investment Delivery Notice" to be executed and delivered by the Company to Fletcher as specified therein is attached as Exhibit 2 to the Certificate.
    The Company shall not issue Common Shares to the extent that the total number of Common Shares issued hereunder or under the Certificate (including upon exercise of the MTI Investment Rights, in whole or in part):
      would exceed 5,550,830 Common Shares, representing nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, and such circumstance would require the approval of the holders of Common Stock pursuant to the listing requirements or rules of the Nasdaq (whether or not listed on Nasdaq), which approval had not then been obtained. If the issuance of any Common Shares due to an issuance pursuant to Section 4(l) or a Later Issuance (as defined in Section 7), a Restatement (as defined in Section 8(b)), a Change in Control (as defined in Section 9) or other adjustment under this Agreement or the Certificate would require the Company to issue Common Shares in violation of the immediately preceding sentence, then such issuance shall be deferred, in whole or in part, to the extent necessary, until the earlier of (i) such time as such approval has been obtained and (ii) such time as such issuance would no longer cause the Company to issue shares in violation of the immediately preceding sentence; provided, however, that if as of the last day of the Additional Investment Term the issuance of such Common Shares would cause the Company to violate the immediately preceding sentence, whether or not such issuance has been or continues to be deferred pursuant to this sentence of Section 5(b), the Company shall not be required to issue such Common Shares and the Company shall not be, or be deemed to be, in breach of this Agreement and Fletcher shall have no rights or remedies with respect thereto by virtue of the Company's failure to issue such Common Shares. The Company shall notify its stockholders of a stockholders' meeting for the purpose of voting on the approval of the

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      issuance of all Common Shares issued or issuable hereunder and under the Certificate (the "Stockholder Consent"), which meeting shall be held on or before July 15, 2004, and shall otherwise use its reasonable efforts to obtain, on or before July 15, 2004, the Stockholder Consent including by (i) soliciting proxies to vote for the Stockholder Consent, (ii) recommending to the Company's stockholders that such stockholders give the Stockholder Consent and (iii) not withdrawing such recommendation. If the Stockholder Consent has not been obtained by July 15, 2004, Fletcher shall thereafter have the right to make a Net Basis Settlement (as defined in the Certificate) with respect to the MTI Investment Rights; provided, however, that such Net Basis Settlement shall not be honored and shall have no effect to the extent that, as a result of following such instructions, the total number of Common Shares issued (after giving effect to such Net Basis Settlement and without regard to the gross number of Common Shares used to compute the net number of Common Shares deliverable thereby) would exceed 5,550,830 Common Shares, representing nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number; or

      would exceed 11,107,214 Common Shares, representing forty percent (40%) of the Original Number.

    Notwithstanding anything in this Agreement or the Certificate to the contrary, after the end of the Additional Investment Term, in the event that the number of Common Shares issuable under this Agreement or the Certificate, in the aggregate, exceeds, in the case of subsection (i), 5,550,830 shares of Common Stock, or in the case of subsection (ii), 11,107,214 shares of Common Stock, (x) the Company shall not be, or be deemed to be, in breach of this Agreement or the Certificate by virtue of the Company's compliance with Section 5(b) and (y) other than with respect to the deferral of issuances required pursuant to Section 5(b)(i), Fletcher shall have no rights or remedies with respect to the Company's compliance with Section 5(b).

    The aggregate number of Common Shares issuable under this Agreement and the Certificate shall not exceed the lesser of (i) the number of Common Shares otherwise issuable under this Agreement and the Certificate without regard to the limitation contained in this Section 5(c) and (ii) the Maximum Number; provided, that the issuance of any Common Shares issuable in excess of the Maximum Number due to an issuance pursuant to Section 4(l) or a Later Issuance, a Restatement, a Change in Control or other adjustment under this Agreement or the Certificate shall be deferred until such time as it is permissible under this Section 5(c); provided, further, that if as of the last day of the Additional Investment Term the issuance of such Common Shares would cause the Company

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  to violate this Section 5(c), whether or not such issuance has been or continues to be deferred pursuant to this Section 5(c), the Company shall not be required to issue such Common Shares and the Company shall not be, or be deemed to be, in breach of this Agreement and Fletcher shall have no rights or remedies with respect thereto by virtue of the Company's failure to issue such Common Shares. The "Maximum Number" is initially 2,699,786 and thereafter shall be automatically increased upon expiration of a sixty-five (65) day period (the "Notice Period") after (i) the Company delivers an Increase Notice (as defined below) by nine and one-quarter percent (9.25%) of the Increase (as defined below) set forth in such Increase Notice or (ii) Fletcher delivers a notice (a "65 Day Notice") to the Company designating a new Maximum Number. The Company shall deliver a notice (an "Increase Notice") stating the aggregate number of shares of Common Stock outstanding as of the last day of the preceding month and the second preceding month and the increase, if any (the "Increase"), from the second preceding month (or in the case of the last day of the month immediately following the Closing Date, the number of shares outstanding specified in Section 3(i)) to the preceding month. A 65 Day Notice may be given at any time. Unless expressly waived in writing by Fletcher, the Company shall deliver an Increase Notice to Fletcher on or before the 10th day of every calendar month from and including the Closing Date. From time to time following the Notice Period, Common Stock may be issued to Fletcher in accordance with the terms of this Agreement and the Certificate on any Business Day for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued under this Agreement and the Certificate is less than or equal to the Maximum Number. Notwithstanding anything in this Agreement to the contrary, in the event that the number of Common Shares issuable under this Agreement and the Certificate exceeds the Maximum Number, (x) the Company shall not be, or be deemed to be, in breach of this Agreement or the Certificate and (y) Fletcher shall have no rights or remedies with respect thereto by virtue of the Company's compliance with Section 5(c).

  Representations and Warranties of Fletcher

  . Fletcher hereby represents and warrants to the Company, as of the date hereof and on the Closing Date and on each Additional Investment Closing Date (as defined in the Certificate), as follows:

    Fletcher has been duly incorporated and is validly existing in good standing under the laws of Bermuda.
    The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by the Company, will be a valid and binding

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    agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

    Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities or the Plug Power Stock.
    Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.
    Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.
    Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal securities laws and that the Company is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities. Fletcher further understands that the Investment Securities may not be re-offered or resold other than pursuant to registration under the Securities Act or an available exemption therefrom.
    During the sixty (60) Business Days prior to the date of this Agreement, Fletcher has not traded in Common Stock or Plug Power Stock.
    To Fletcher's knowledge, the Investment Securities and the Plug Power Stock were not offered or sold to Fletcher by any form of general solicitation or general advertising.
    To Fletcher's knowledge, Fletcher and its affiliates are in compliance, in all material respects, with the sections of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001) applicable to Fletcher.
    Neither the execution and delivery by Fletcher of this Agreement, the Certificate and the Escrow Agreement nor the performance by Fletcher of any of its obligations hereunder and under the Certificate and the Escrow Agreement, nor compliance with the terms and provisions hereof or thereof, nor the

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    consummation of the transactions contemplated herein and therein violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (i) the certificates of incorporation or bylaws (or similar organizational documents) of Fletcher, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Fletcher or any of its affiliates or any of their respective properties or assets or (iii) the terms of any agreement or other instrument to which Fletcher or any of its affiliates is a party, by which Fletcher or any of its affiliates is bound, or to which any of the properties or assets of Fletcher or any of its affiliates is subject, except such violations, conflicts, breaches, defaults or rights that would not reasonably be expected to materially impair Fletcher's ability to enter into this Agreement, the Certificate or the Escrow Agreement or to perform its obligations hereunder or thereunder.

    Neither Fletcher nor any of its affiliates has taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock or the Plug Power Stock.
    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or compensation to be paid by or on behalf of Fletcher as a result of the transactions contemplated by this Agreement or the Certificate.
  Future Equity Issuances.
    If, on or after the date hereof and prior to the end of the Additional Investment Term, the Company engages or participates in any discussions with any Person regarding any potential Later Issuance (as defined, and subject to the limitations, below), the Company shall (i) within two (2) Business Days after and excluding the date of such discussions, notify Fletcher of the existence of the Company's discussions with respect to the potential Later Issuance and (ii) in connection with such notice, inquire whether Fletcher desires to be informed as to the substance of such discussions. If Fletcher notifies the Company in writing that Fletcher elects to become informed with respect to such potential Later Issuance by 11:59 p.m., New York City time, on the second (2nd) Business Day after and excluding the date on which the Company so notifies Fletcher (the "Fletcher Election Period"), the Company shall use its best efforts to engage in good faith discussions with Fletcher regarding the potential Later Issuance and shall not consummate such Later Issuance until the later to occur of (i) two (2) full Business Days after and excluding the date of Fletcher's election and (ii) the expiration of the Fletcher Election Period. For purposes of clarification, nothing in this subsection shall

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    obligate the Company to invite or allow Fletcher to participate in a Later Issuance. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligations under this Agreement to disclose any material, non-public information to Fletcher unless Fletcher, upon request by the Company, executes and delivers a confidentiality agreement relating thereto in form and substance reasonably acceptable to the Company.

    If, on or prior to December 31, 2004 (which date will be extended by one day for each day (or portion thereof) prior to December 31, 2004 that the Registration Requirement or Amendment Requirement shall not have been satisfied or a Blackout Violation shall exist, as the case may be (such later date, the "Extended Date")), there is a Later Issuance at a Later Issuance Price (as defined below) per share that is less than $7.048, then:
      the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock, if any, equal to the sum of:
          the positive difference between (1) the number of shares equal to the number calculated by dividing $10,000,000 by the Later Issuance Price and (2) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(b)(i)(A), if any; plus with respect to each Additional Investment Notice delivered by the Holder prior to a Later Issuance where the MTI Additional Investment Price (as defined in the Certificate) was greater than the Later Issuance Price, the positive difference, if any, between (1) the number of shares calculated by dividing (x) the Designated Additional Investment set forth in such Additional Investment Notice by (y) the Later Issuance Price (provided that if such Additional Investment Notice was settled by Net Basis Settlement, such additional number of shares shall equal the positive difference, if any, between the number of shares of Common Stock that would have been issuable pursuant to Section 1.4(b) of the Certificate if the MTI Additional Investment Price had equaled the Later Issuance Price, minus the number of shares of Common Stock actually issued pursuant to such Additional Investment Notice) and (2) the sum of the aggregate number of shares of Common Stock delivered upon such closings of such exercises of the MTI Investment Rights plus all shares of Common Stock previously issued under this Section 7(b)(i)(B), if any; and

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      the Agreement Date Price shall automatically be reduced to equal the lesser of the Later Issuance Price and the Agreement Date Price then in effect.
    If, at any time after the later of December 31, 2004 or the Extended Date, and on or prior to the end of the Additional Investment Term, there is a Later Issuance at a Later Issuance Price per share that is less than $7.048, then:
      the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock equal to the sum of:
          the positive difference obtained by subtracting (1) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(c)(i)(A) from (2) the quotient obtained by dividing (y) ten million dollars ($10,000,000) by (z) the Adjusted ADP; plus the sum of any positive differences obtained for each exercise of the MTI Investment Rights by subtracting (1) the sum of the number of shares of Common Stock delivered upon the closing of the exercise of the MTI Investment Rights plus all shares of Common Stock previously issued under this Section 7(c)(i)(B) from (2) the quotient obtained by dividing (y) the Designated Additional Investment set forth in the Additional Investment Notice delivered in connection with the closing of the exercise of the MTI Investment Rights by (z) the Adjusted MTI Price; and
      the Agreement Date Price shall be adjusted to equal the Adjusted ADP, if the Adjusted ADP is less than the Agreement Date Price then in effect.
    "Later Issuance" shall mean the consummation of, any sale or issuance by the Company, directly or indirectly, to any Person or Persons (other than Fletcher or its affiliates) of any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of the Company's capital stock; provided that "Later Issuance" shall not include (A) a sale or issuance to the sellers of any business or assets of a business being purchased by the Company in a bona fide acquisition whether through purchase, merger, consolidation, exchange offer or otherwise, (B) a bona fide sale or issuance to a strategic or joint venture partner, (C) a bona fide sale or issuance in connection with the acquisition of intellectual property assets, (D) issuances pursuant to any stock split, dividend or distribution payable in additional shares of capital stock pro rata to all holders of Common Stock,

  25

  (E) sales or issuances to employees, consultants or directors of the Company or any of its subsidiaries directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement, or similar plans or arrangements approved by the Company's Board of Directors (and, if required, approved by the Company's stockholders) after the date hereof, in each case in the ordinary course of business for bona fide compensatory purposes, (F) issuances issued upon the exercise of any options or warrants to purchase capital stock outstanding on the date hereof or upon conversion of any securities convertible into capital stock outstanding on the date hereof, in each case in accordance with the terms of such options, warrants or securities in effect on the date hereof, (G) issuances in connection with the exercise or triggering of a stockholder rights plan or similar anti-takeover mechanism (a "Poison Pill"), (H) Common Shares issued or issuable pursuant to this Agreement or upon exercise of the MTI Investment Rights or (I) sales or issuances occurring on or after January 1, 2005 (which date will be extended by one day for each day (or portion thereof) that the Registration Requirement or Amendment Requirement shall not have been satisfied or a Blackout Violation shall exist, as the case may be) pursuant to a bona fide underwritten public offering of the Company's securities with net proceeds to the Company of at least twenty-five million dollars ($25,000,000). "Later Issuance Price" shall mean the fair market value of the minimum amount of consideration deliverable by the purchaser in return for each share of Common Stock (or economic equivalent thereof). "Adjusted ADP" shall equal the product of (A) $7.048 (the "Initial ADP") and (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance plus the quotient obtained by dividing the aggregate Proceeds received by the Company in the Later Issuance by the Initial ADP, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance and the number of shares of Common Stock issued in the Later Issuance; provided that for each Later Issuance after and excluding the first Later Issuance occurring under this Agreement, the "Initial ADP" shall equal the Adjusted ADP calculated in connection with the immediately preceding Later Issuance. "Adjusted MTI Price" shall, with respect to each exercise of the MTI Investment Rights, equal the product of (A) if the MTI Additional Investment Right was exercised (x) prior to January 1, 2006, the Agreement Date Price, or (y) on or after January 1, 2006, the lower of the Agreement Date Price and the Prevailing Price of the Common Stock measured as of the date of such exercise (the "Initial Strike Price") and (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance plus the quotient obtained by dividing the Proceeds by the Initial Strike Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance and the number of shares of Common

  26

  Stock issued in the Later Issuance; provided that for each Later Issuance after and excluding the first Later Issuance occurring under this Agreement with respect to such exercise of the MTI Investment Rights, the "Initial Strike Price" shall equal the Adjusted MTI Price calculated in connection with the immediately preceding Later Issuance. "Proceeds" shall equal the product of the Later Issuance Price and the number of shares of Common Stock issued in the Later Issuance.

  Covenants of the Company

  . The Company covenants and agrees with Fletcher as follows:

    For so long as Fletcher owns or has the right to purchase any Investment Securities, and for a period of one (1) year thereafter, the Company will (i) maintain the eligibility of the Common Shares for listing on the Nasdaq; (ii) regain the eligibility of the Common Shares for listing or quotation on the Nasdaq in the event that the Common Shares are delisted by the Nasdaq; and (iii) cause the representations and warranties contained in Subsections (a), (c) through (h), (q), (r) and (s) of Section 3 to be and remain true and correct.
    Restatements.
      If a Restatement occurs on or before the first anniversary of the Closing or the first anniversary of any Additional Investment Closing Date (as defined in the Certificate) relating to the MTI Investment Rights:

      (A) the Company shall deliver to Fletcher a written notice within five (5) Business Days of each Restatement, stating the date on which a Restatement has occurred and including the documents in which the Restatement was publicly disclosed;

      (B) if such Restatement is a Qualifying Restatement, the Company shall issue to Fletcher, within three (3) Business Days of the Restatement Price Determination Date, an additional number of shares of Common Stock, if any, equal to the product of (1) the positive difference, if any, between (x) the quotient of ten million dollars ($10,000,000) divided by the Restatement Price and (y) the number of Initial Shares and (2) the quotient obtained by dividing X by the number of Initial Shares where X is (i) in the case of Fletcher, its affiliates or any of its bona fide pledgees, the lesser of the number of Initial Shares and the number of shares of Common Stock owned by Fletcher, its affiliates or any of its bona fide pledgees as of the date the Company announces its intention to effect a Restatement, or (ii) in the case of any Person other than Fletcher, its affiliates or any of its bona fide pledgees, the number

      27

      of Initial Shares owned by such Person as of the date the Company announces its intention to effect a Restatement; and

      (C) if such Restatement is a Qualifying Restatement, and if the Restatement Price is lower than the then-prevailing Agreement Date Price, then the Agreement Date Price shall immediately and automatically be reduced to equal the Restatement Price.

      "Restatement" means that the Company restates or announces its intention to restate any portion of its Financial Statements, except (A) as is required as a result of a change occurring after the date of this Agreement in applicable law or U.S. GAAP, which change is implemented by the Company in the manner and at the time prescribed by such law or such generally accepted accounting principle and (B) for pro forma financial statements filed with the SEC in connection with an acquisition, which restatement relates primarily to the financial statements of the acquired company for the period prior to the effective date of such acquisition.
      "Restatement Price" means the Average Price calculated as of the Restatement Price Determination Date.
      "Qualifying Restatement" means any Restatement for which the Pre-Restatement Price exceeds the Restatement Price by five percent (5%) or more.
      "Pre-Restatement Price" means, for any Restatement, the Average Price calculated as of the date three (3) Business Days before and excluding any date on which the Company announces its intention to restate any portion of its Financial Statements.
      "Restatement Price Determination Date" means, for any Restatement, the date which is sixty (60) Business Days after and excluding the date on which the Company (A) files restated financial statements with the SEC with respect to such Restatement or (B) if the Company does not make such a filing, makes such restated financial statements public (by a press release or otherwise).
      "Financial Statements" means all financial statements (including the notes thereto) and earnings releases filed by the Company with (or furnished by the Company to) the SEC or publicly announced by the Company.
      "Average Price" means, with respect to any reference date, the average of the Daily Prices of the Common Stock for the sixty (60) Business Days

      28

      ending on and including such reference date, subject to adjustment for stock splits, recombinations, stock dividends and the like.

      "Daily Price" means, on any date, the amount per share of the Common Stock, equal to (i) the daily volume-weighted average price on the Nasdaq or, if no such sale takes place on such date, the average of the closing bid and asked prices on the Nasdaq thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as Fletcher shall designate and which shall be reasonably acceptable to the Company), or (ii) if such Common Stock is not then listed or admitted to trading on the Nasdaq, the fair market value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by Fletcher and reasonably acceptable to the Company (whose fees and expenses shall be borne by the Company), subject to adjustment for stock splits, recombinations, stock dividends and the like.
    The Company will provide Fletcher with a reasonable opportunity (which shall not be less than two (2) full Business Days) to review and comment on any public disclosure by the Company of information regarding this Agreement and the transactions contemplated hereby, prior to such public disclosure. The Company shall, within one (1) Business Day after and excluding the Closing Date, publicly distribute a press release disclosing the material terms of this Agreement in the form previously provided by the Company to Fletcher and shall, within one (1) Business Day after and excluding the Closing Date, file a report with the SEC on Form 8-K with respect to the same, which report shall attach as exhibits thereto this Agreement and the Certificate.
    The Company will make all filings required by law with respect to the transactions contemplated hereby.
    For so long as Fletcher holds any Investment Securities, prior to the filing of each of its quarterly reports on Form 10-Q and annual report on Form 10-K with the SEC, the Company shall deliver to Fletcher a review report relating to the final consolidated unaudited or audited, as applicable, financial statements contained therein, prepared by a nationally recognized accounting firm.
    If on any date the number of shares equal to (i) the Initial Shares plus (ii) the number of shares equal to the quotient of (A) the difference obtained by subtracting the aggregate Designated Additional Investments set forth on the Additional Investment Notices with respect to all exercises of the MTI Investment Rights (measured as of such date) from the Additional Investment Amount divided by (B) the lesser of (x) the Agreement Date Price and (y) the Prevailing Price of the Common Stock on such date, multiplied by eighty percent (80%),

    29

    plus (iii) all Additional Shares issued pursuant to the exercise of the MTI Investment Rights (measured as of such date) plus (iv) all shares of Common Stock that have been issued, or the date has passed on which such shares were required to be issued, under this Agreement or the Certificate in connection with a Restatement, a Later Issuance, a Change in Control or otherwise, exceeds the number of Common Shares then reserved for issuance, then the Company shall reserve for issuance within three (3) Business Days after and including such date a number of Common Shares not less than such excess.

    The Company shall use its reasonable efforts to cause the Common Shares and the shares of Plug Power Stock deposited in escrow pursuant to this Agreement and the Escrow Agreement to be eligible for book-entry transfer through The Depository Trust Company or any successor thereto ("DTC") as soon as reasonably practicable after the date of the filing of the Initial Registration Statement and thereafter to use reasonable efforts to maintain such eligibility.
    From the date hereof until the end of the Additional Investment Term, the Company shall not allow itself or any of its subsidiaries to become an "affiliate" (as defined in Rule 144) of Plug Power.
    Upon the exercise of the Plug Power Investment Right (as defined in the Certificate), the Company shall promptly execute such documents, instruments of transfer or assignment and any other forms, papers or instructions (including, without limitation, appropriate Joint Instructions (as defined under the Escrow Agreement)), and take such further actions, as may reasonably be required or desirable to provide that the appropriate number of shares of Plug Power Stock or amount of cash or other property, as the case may be, held in escrow pursuant to the Escrow Agreement may be as promptly as practicable transferred to Fletcher or to otherwise carry out the provisions of, and the transactions contemplated by, this Agreement, the Certificate and the Escrow Agreement.
    After the date of this Agreement, the Company (i) shall not grant any preemptive or similar rights that would reduce the number of Common Shares issuable to Fletcher pursuant to this Agreement and the Certificate and (ii) shall take all actions necessary to satisfy any preemptive or other similar rights prior to the issuance of the Common Shares to Fletcher pursuant to this Agreement and the Certificate.
    The Company shall take all necessary action such that (i) the full exercise of Fletcher's rights under this Agreement and the Certificate (including, without limitation, the full exercise of all of the MTI Investment Rights) does not and will not result in the grant of any rights to any Person under any Poison Pill or enable, require or cause the rights under any Poison Pill to be exercised, distributed or

    30

    triggered and (ii) to the extent that Fletcher then owns shares of Common Stock, Fletcher shall participate with respect to such owned shares of Common Stock in any grant of rights or any issuance under any Poison Pill on a pro rata basis with all other holders of Common Stock.

    In the event that either the SEC or its staff ask the Company to take any action intended to reduce the risk that the Company may be treated as an investment company or business development company or be required to register as an investment company or elect status as a business development company under the Investment Company Act of 1940, as amended, or if the Company determines both that such risk is significant and that any action is necessary or advisable to reduce such risk, the Company agrees that it will take such action as promptly as practicable.
    The Company shall take all actions reasonably necessary to obtain certificates evidencing the shares of Plug Power Stock deposited in escrow pursuant to this Agreement and the Escrow Agreement that have no legends or other restrictions no later than thirty (30) days after the date of this Agreement.
    The Company shall take all necessary actions such that the Common Shares will be duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the Nasdaq, no later than the twentieth (20th) Business Day after the filing of the Initial Registration Statement.
    The Company shall work in good faith with Fletcher to select a mutually-acceptable escrow agent and to negotiate and finalize the terms of the Escrow Agreement with such escrow agent prior to the Closing, with such changes (i) as may be requested by the escrow agent and are mutually acceptable to the Company and Fletcher or (ii) as the Company and Fletcher shall mutually agree.
  Change in Control.
    Upon a Change in Control of the Company, Fletcher and its assigns shall have the rights set forth in the Certificate regarding any Change in Control in addition to the rights contained in this Agreement.
    Until the date that is the earlier of sixty (60) Business Days after and excluding (i) the last day of the Additional Investment Term and (ii) the date of the delivery of Additional Investment Notices with respect to the exercise of the MTI Investment Rights that set forth Designated Additional Investments in the aggregate of $26,000,000, the Company shall provide Fletcher with written notice (the "Change in Control Notice") of any proposed transaction that may result in a Change in Control of the Company as soon as the existence of such proposed transaction is made public by any Person.

    31

    Prior to the earlier of sixty (60) Business Days after and excluding (i) the last day of the Additional Investment Term and (ii) the date of the delivery of Additional Investment Notices with respect to the exercise of the MTI Investment Rights that set forth Designated Additional Investments in the aggregate of $26,000,000, upon execution of a definitive agreement with an Acquiring Person with respect to a Change in Control of the Company (the "Acquisition Agreement"), if the Acquisition Consideration (as defined in the Certificate) is less than the greater of (x) $14.096 or (y) twice the MTI Additional Investment Price on the date that an Additional Investment Notice is delivered with respect to an exercise of the MTI Investment Rights, then, prior to the consummation of the Change in Control, the Company shall issue to Fletcher (at least five (5) Business Days prior to the earlier of (1) the last date that an election must be made with respect to, or shares must be tendered into a tender or exchange offer in connection with, the Change in Control and (2) the date of the consummation of the Change in Control) a number of shares of Common Stock equal to:
      the positive difference, if any, between (A) the Initial Investment divided by one half of the Acquisition Consideration minus (B) the number of Initial Shares; plus the aggregate of the positive differences, if any, between (A) each Designated Additional Investment set forth on an Additional Investment Notice relating to each exercise of the MTI Investment Rights divided by one-half of the Acquisition Consideration minus (B) the number of Additional Shares received pursuant to such exercise; plus if any shares of Common Stock have been issued to Fletcher or the Holder, as the case may be, under this Agreement in connection with a Later Issuance, the aggregate of the positive differences between (A) the aggregate market values of such shares of Common Stock as of the date of their respective issuance divided by one-half of the Acquisition Consideration minus (B) the aggregate number of such shares of Common Stock.
    If the Stockholder Consent has not been obtained prior to the date of the Change in Control Notice, or the date on which an event shall have occurred that would require the Company to deliver a Change in Control Notice, then Fletcher shall have the right to make a Net Basis Settlement (as defined in the Certificate);
      and, if after giving effect to any issuance pursuant to this Section 9 and after any Net Basis Settlement pursuant to subsection (i) above and assuming that the Company shall be required to issue all shares of

    32

    Common Stock issued or issuable to any Holders (as defined in the Certificate) and their affiliates under this Agreement and the Certificate (including, without limitation, pursuant to Section 6(a) of the Certificate), Fletcher and its affiliates, together with all other Holders and their affiliates, would own in the aggregate more than 5,550,830 shares of Common Stock, representing nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, then the Issuer shall (A) include the Stockholder Consent as a matter to be voted upon in any stockholders' meeting for the purpose of approving the Change in Control and shall otherwise use its reasonable efforts to obtain the Stockholder Consent including by (1) soliciting proxies to vote for the Stockholder Consent, (2) recommending to the Issuer's stockholders that such stockholders give the Stockholder Consent and (3) not withdrawing such recommendation; and (B) defer the issuance of any shares of Common Stock that would result in Fletcher and its affiliates, together with all other Holders and their affiliates, owning in the aggregate more than 5,550,830 shares of Common Stock pursuant to Section 5(b)(i) hereof.

    "Change in Control" with respect to:
      the Company means (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which the outstanding shares of capital stock of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person (as hereinafter defined) or its Parent, Subsidiary or affiliate, and, either (A) the stockholders of the Company immediately prior to such transaction fail to own upon consummation of such transaction a majority of the outstanding voting securities of Acquiring Person, or (B) the number of outstanding shares (measured on the date of the announcement of such transaction, after giving effect to the consummation of the transaction) of (1) if the Company is the surviving entity, the outstanding shares of Common Stock, or (2) if the Company is not the surviving entity, the outstanding shares of the class of securities of the Acquiring Person issued in exchange for the primary class of equity securities of the Company (in each case, other than those held by the affiliates of the Company or the Acquiring Person), is less than sixty percent (60%) of the number of outstanding shares of Common Stock (other than those held by affiliates of the Company) measured as of the Business Day prior to the public announcement of such transaction and the combined market value of the outstanding voting equity of the Company and Acquiring Person is less than one hundred and seventy-five million dollars ($175,000,000), (ii) a sale of all or substantially all of the assets of the Target (on a consolidated basis) in a single transaction or series of related transactions, (iii) any

      33

      other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert (other than Fletcher or any of its affiliates), or (iv) a capital reorganization or reclassification of the capital stock of the Company (other than a reorganization or reclassification that would not constitute a Change in Control pursuant to clause (i) of this Section 9(e)(i) or a reorganization or reclassification in which the capital stock of the Company is not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the capital stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction). Notwithstanding anything contained herein to the contrary, (i) the change in the state of incorporation of the Company shall not by itself constitute a Change in Control and (ii) any transaction in which Fletcher or any of its affiliates is an Acquiring Person shall not constitute a Change in Control.

      Plug Power means (i) any acquisition of Plug Power by means of merger or other form of corporate reorganization in which the outstanding shares of capital stock of Plug Power are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person (as hereinafter defined) or its Parent, Subsidiary or affiliate, other than a restructuring by Plug Power where outstanding shares of Plug Power are exchanged for shares of the Acquiring Person on a one-for-one basis and, immediately following the exchange, former stockholders of Plug Power own all of the outstanding shares of the Acquiring Person on the same pro rata basis as prior to the exchange, (ii) a sale of all or substantially all of the assets of Plug Power (on a consolidated basis) in a single transaction or series of related transactions, (iii) any other transaction or series of related transactions by Plug Power in which the power to cast the majority of the eligible votes at a meeting of Plug Power's stockholders at which directors are elected is transferred to a single entity or group acting in concert (other than Fletcher or any of its affiliates), or (iv) a capital reorganization or reclassification of the capital stock of Plug Power (other than a reorganization or reclassification in which the capital stock of Plug Power is not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of Plug Power immediately prior to such transaction own the capital stock of Plug Power in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction). Notwithstanding anything contained herein to the contrary, (i) the change

    34

    in the state of incorporation of Plug Power shall not by itself constitute a Change in Control and (ii) any transaction in which Fletcher or any of its affiliates is an Acquiring Person shall not constitute a Change in Control.

    "Acquiring Person" means, in connection with any Change in Control, with respect to any Person (the "Target") (i) the continuing or surviving corporation of a consolidation or merger with the Target (if other than the Target), (ii) the transferee of all or substantially all of the properties or assets of the Target, (iii) the corporation consolidating with or merging into the Target in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Fletcher or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Target's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Target. For the purposes of this Section 9, "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For the purposes of this Section 9, "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.
  [Intentionally Omitted]
  Covenants of Fletcher.

  Fletcher hereby covenants and agrees with the Company that:

    Neither Fletcher nor any of its affiliates will at any time offer or sell any Investment Securities other than pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption thereunder.
    Neither Fletcher nor any of its affiliates shall engage an underwriter for an underwritten public offering of Common Shares, unless such underwriter shall be reasonably satisfactory to the Company.
    Neither Fletcher nor any of its affiliates shall engage in "short sales" (as defined in Rule 3b-3 of the Exchange Act) of Common Stock. The provisions of this Section 11(c) shall not be deemed to (i) prohibit Fletcher or any of its affiliates from engaging in any transaction in any stock index, portfolio or derivative of which the Common Stock is a component, or (ii) extend to any non-affiliated third party, other than a Person (excluding, for the avoidance of doubt, any bona fide pledgee or financing counterparty who acquires the Additional Investment Rights

    35

    upon a default, foreclosure or similar event) who purchases the Additional Investment Rights for value.

    Each month after the effective date of the Initial Registration Statement, Fletcher will, within two (2) Business Days after and excluding receipt of a written request from the Company, execute Joint Instructions (as defined in the Escrow Agreement) to release two hundred and fifty thousand (250,000) shares of Plug Power Stock (or, in the alternative, any cash, securities or other property into which such two hundred and fifty thousand (250,000) shares of Plug Power Stock have been converted) from the Escrow Fund in the event that the Prevailing Price for the Common Stock as of any day during that month exceeds $6.3432.
    Upon the earlier of (i) the First MTI Termination Date (as defined in the Certificate) if the First MTI Right (as defined in the Certificate) has not been exercised on or prior to such date, or (ii) the expiration of the Plug Power Investment Right (as defined in the Certificate), Fletcher will execute Joint Instructions to release to the Company any remaining Plug Power Stock, cash or other property held by the escrow agent under the Escrow Agreement.
    Neither Fletcher nor any of its affiliates will take any action designed to or that might reasonably be expected to cause or result in the unlawful manipulation of the price of the Common Stock or the Plug Power Stock.
    Fletcher shall work in good faith with the Company to select a mutually-acceptable escrow agent and to negotiate and finalize the terms of the Escrow Agreement with such escrow agent prior to the Closing, with such changes (i) as may be requested by the escrow agent and are mutually acceptable to the Company and Fletcher or (ii) as the Company and Fletcher shall mutually agree.
  Legend

  . Subject to Section 4, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144(k) UNDER THE SECURITIES ACT OR (3) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER IS DELIVERED STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

  36

  The legend set forth above shall be removed and the Company shall issue a certificate without such legend if, unless otherwise required by state securities laws, the two-year holding period under Rule 144 has been satisfied and, at such time, Fletcher is not an affiliate of the Company and has not been an affiliate for the preceding three (3) months. After such removal, the Company shall take all actions necessary to permit Fletcher or its representative to deposit such certificate, or cause such certificate to be deposited, upon issuance with the custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account designated in writing by Fletcher.

  Conditions Precedent to Fletcher's Obligations

  .

    The obligations of Fletcher to consummate the Closing hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:
      On the Closing Date, (A) the representations and warranties made by the Company in this Agreement shall be true and correct, except those representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date; (B) the Company shall have complied fully with all of the covenants and agreements in this Agreement; and (C) Fletcher shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date and to such effect.
      On the Closing Date, the Company shall have delivered to Fletcher an opinion of Wilmer, Cutler & Pickering, dated as of the Closing Date, substantially in the form attached hereto as Annex C.
      On the Closing Date, the Company and an escrow agent selected by the Company and Fletcher shall have delivered to Fletcher an executed copy of an Escrow Agreement that contains terms and conditions substantially similar to those set forth in the form attached hereto as Annex D (the "Escrow Agreement"), with such changes (i) as may be requested by the escrow agent and are mutually acceptable to the Company and Fletcher or (ii) as the Company and Fletcher shall mutually agree.
    The obligations of Fletcher to consummate the closing of any exercise of the Additional Investment Rights are subject to the performance by the Company of its obligations hereunder and under the Certificate and to the satisfaction of the

    37

    additional conditions precedent, unless expressly waived in writing by Fletcher, that on each Additional Investment Closing Date (as defined in the Certificate):

      the representations and warranties made by the Company in this Agreement shall be true and correct, except with respect to (A) Section 3(n) and Section 3(p) and (B) those representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date;
      Since the last day of the most recently completed quarter for which a quarterly report on Form 10-Q (or, if the most recently completed quarter was the last quarter of the Company's fiscal year, an annual report on Form 10-K) has been filed with the SEC, and except as disclosed in any SEC Filing at least one (1) Business Day before the date immediately prior to and excluding the date of such Additional Investment Closing Date, there has not been, and the Company is not aware of, (A) any development or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect, (B) any obligation, direct or contingent, that is material to the Company or its subsidiaries on a consolidated basis, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (C) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (D) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained which has resulted, or is reasonably likely to result, in a Material Adverse Effect.
      the Company shall have complied fully with all of the covenants and agreements in this Agreement; and
      Fletcher shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date certifying as to subsections (i) to (iii) of this Section 13(b).
  Conditions Precedent to the Company's Obligations

  .

    The obligations of the Company to consummate the Closing hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by the Company) of the additional conditions precedent that, on the Closing Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) the Company shall have received on such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

    38

    The obligations of the Company to consummate the closing of any exercise of the Additional Investment Rights are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by the Company) of the additional conditions precedent that, on each Additional Investment Closing Date: (i) the representations and warranties made by Fletcher in this Agreement other than in Section 6(h) shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) the Company shall have received on such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.
  Fees and Expenses

  . Subject to Sections 16 and 17 and except as is otherwise provided in this Agreement, each of Fletcher and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel.

  Non-Performance

  .

    If the Company shall fail to deliver the Investment Securities or the Plug Power Stock to Fletcher required to be delivered pursuant to this Agreement or the Certificate in accordance with the terms and conditions of this Agreement and the Certificate for any reason other than the failure of any condition precedent to the Company's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then the Company shall:
      indemnify and hold Fletcher harmless against any loss, claim or damage arising from or as a result of such failure by the Company; and
      reimburse Fletcher for all reasonable out-of-pocket expenses incurred by Fletcher (including reasonable fees and disbursements of its counsel) in connection with this Agreement and the transactions contemplated herein and therein.
    If Fletcher shall fail to deliver the purchase price for the Investment Securities or the Plug Power Stock to the Company required to be delivered pursuant to this Agreement or the Certificate in accordance with the terms and conditions of this Agreement and the Certificate for any reason other than the failure of any condition precedent to Fletcher's obligations hereunder or the failure by the Company to comply with its obligations hereunder, then Fletcher shall:
      indemnify and hold the Company harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Fletcher; and

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      reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company (including fees and disbursements of its counsel) in connection with this Agreement and the transactions contemplated herein and therein.
  Indemnification

  .

    Indemnification of Fletcher. The Company hereby agrees to indemnify Fletcher and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Fletcher Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:
      any untrue or alleged untrue statement of a material fact in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to an omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, other than any untrue or alleged untrue statement of a material fact or omission or alleged omission to state therein any material fact, in any case, resulting solely from (A) information regarding Fletcher provided in writing by Fletcher or any of its affiliates expressly for inclusion therein or (B) Fletcher's failure to deliver (1) a copy of an applicable Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished Fletcher with copies of the same or (2) a copy of any subsequent Prospectus or Prospectus supplement that would have corrected such untrue of alleged untrue statement of material fact or omission or alleged omission of a material fact with or prior to delivery of written confirmation of the sale by Fletcher after the Company has furnished to Fletcher copies of the same;
      any of the representations or warranties made by the Company herein being untrue or incorrect at the time such representation or warranty was made; and
      any breach or non-performance by the Company of any of its covenants, agreements or obligations under this Agreement or the Certificate;

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    provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence, bad faith or willful misconduct of Fletcher in connection therewith.

    Indemnification of the Company. Fletcher hereby agrees to indemnify the Company and each of its officers, directors, employees, consultants, agents attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:
      any untrue or alleged untrue statement of a material fact in an SEC Filing, or in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, of the Company, or any omission or alleged omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such untrue or alleged untrue statement of a material fact is contained in, or such omission or alleged omission is required to be contained in, any information regarding Fletcher provided in writing by Fletcher or any of its affiliates or any Person acting on their behalf expressly for inclusion in such SEC Filing, Registration Statement, Prospectus or form of prospectus or amendment or supplement thereto or preliminary prospectus;
      any of the representations or warranties made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and
      any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

    provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence, bad faith or willful misconduct of the Company in connection therewith.

    Conduct of Claims.
      Whenever a claim for indemnification shall arise under this Section 17 arising out of a third party claim, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the

      41

      Proceeding and the facts constituting the basis for such claim in reasonable detail;

      The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party after receipt of written notice from such Indemnified Party of such proceeding, to assume, at the Indemnifying Party's expense, the defense of any such proceeding, with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and
      No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
  Survival of the Representations, Warranties, etc

  . The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable and any shares of Plug Power Stock sold hereunder or under the Certificate.

  Notices

  . All communications hereunder shall be in writing and delivered as set forth below. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given and received when delivered in person, when sent by facsimile with confirmation of transmission by the

  42

  transmitting equipment, or one (1) day after duly sent by reputable overnight carrier, addressed as follows (or at such other address for a party as shall be specified by like notice):

    If sent to Fletcher, unless otherwise notified in writing of a substitute address, to:

    Fletcher International, Ltd.

    c/o A. S. & K. Services Ltd.

    Cedar House

    41 Cedar House

    Hamilton HM EX

    Bermuda

    Attention: Felicity Holmes, Corporate Administrator

    Telephone: 441-295-2244

    Facsimile: 441-292-8666

    with a copy to:

    Fletcher Asset Management, Inc.

    22 East 67th Street

    New York, NY 10021

    Attention: Peter Zayfert

    Telephone: (212) 284-4800

    Facsimile: (212) 284-4801

    with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 Attention: Stephen W. Hamilton, Esq. Telephone: (202) 371-7010 Facsimile: (202) 393-5760

    If sent to the Company, unless otherwise notified in writing of a substitute address, to:

Mechanical Technology Incorporated 431 New Karner Road Albany, New York 12205 Attention: Cynthia A. Scheuer Telephone: (518) 533-2240 Facsimile: (518) 533-2201 43

  with a copy to (which copy shall not constitute notice):

Wilmer, Cutler & Pickering 399 Park Avenue New York, New York 10022 Attention: Knute J. Salhus, Esq. Telephone: (212) 230-8800 Facsimile: (212) 230-8888

  To the extent that any funds shall be delivered to the Company by wire transfer, unless otherwise instructed by the Company, such funds should be delivered in accordance with the wire instructions set forth on Schedule 19(b) hereto.

  Miscellaneous.
    The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.
    This Agreement, the Certificate and the Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 17 hereof, shall inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and controlling Persons, and no other Person shall have any right or obligation hereunder. The Company may not assign this Agreement, the Certificate or the Escrow Agreement, other than by operation of law or in connection with a merger or sale of all or substantially all of the Company's assets or stock or a Change in Control of the Company. Notwithstanding anything to the contrary in this Agreement, the Certificate or the Escrow Agreement, Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement, the Certificate and the Escrow Agreement (including, but not limited to, the Investment Securities and the Plug Power Stock), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with hedging transactions with respect to this Agreement, the Certificate, the Investment Securities and the Plug Power Stock); provided, however, that Fletcher may only transfer the Plug Power Investment Right, in whole or in part, in connection with the transfer of a proportionate amount of the remaining, unexercised portion of the MTI Investment Rights. No Person acquiring Common Stock from Fletcher

    44

    pursuant to a public market purchase shall thereby obtain any of the rights contained in this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in this Section 20(b), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligation Law), and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.
    Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.
    Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).
    Fletcher and the Company stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by the other party in the performance of or compliance with any of the terms of this Agreement and the Certificate are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific

    45

    performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    Any and all remedies set forth in this Agreement and the Certificate: (i) shall be in addition to any and all other remedies Fletcher or the Company may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and the Company may elect. The exercise of any remedy by Fletcher or the Company shall not be deemed an election of remedies or preclude Fletcher or the Company, respectively, from exercising any other remedies in the future.
    The Company agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that neither Fletcher nor the Company would have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Certificate. Except as specifically provided otherwise in this Agreement or in the Certificate, the Company's obligations to indemnify and hold Fletcher harmless in accordance with Section 17 of this Agreement are obligations of the Company that the Company promises to pay to Fletcher when and if they become due. The Company shall record any such obligations on its books and records in accordance with U.S. GAAP.
    This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by Fletcher and the Company expressly stating that such instrument is intended to amend, modify or supplement this Agreement.
    Each of the parties will cooperate with the others and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.
    For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a

    46

    Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
    Time shall be of the essence in this Agreement.
    All dollar ($) amounts set forth herein or in the Certificate refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.
    Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein will be, in each instance,

47

appropriately adjusted for stock splits, recombinations, stock dividends and the like.

[SIGNATURE PAGE FOLLOWS]

48

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

MECHANICAL TECHNOLOGY INCORPORATED

By: s/Cynthia A. Scheuer__________ Name: Cynthia A. Scheuer Title: VP & CFO

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By: s/Peter Zayfert_______________ Name: Peter Zayfert Title: Authorized Signatory
By: s/Brendan McHugh___________ Name: Brendan McHugh Title: Authorized Signatory

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